October 29, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We have read the statements made by Grey Cloak Tech, Inc. under Item 4.01 of its Form 8-K dated October 29, 2018. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours

/s/Paritz & Company, PA